AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-105(c) of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: The total number of shares of stock which the Corporation is authorized to issue is Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock of the Corporation, with a par value of One Cent ($0.01) per share, for the aggregate par value of One Hundred Eleven Million Dollars ($111,000,000) and allocated among thirteen (13) Series as follows:

                                                                                                  Aggregate
Series                                                                     No. of Shares          Par Value
------                                                                     -------------          ---------

American Century - Twentieth Century Growth Fund                           1,000,000,000        $10,000,000

American Century - Twentieth Century Select Fund                             500,000,000          5,000,000

American Century - Twentieth Century Ultra Fund                            1,500,000,000         15,000,000

American Century - Twentieth Century Vista Fund                            1,000,000,000         10,000,000

American Century - Twentieth Century Heritage Fund                           500,000,000          5,000,000

American Century - Twentieth Century Giftrust                                200,000,000          2,000,000

American Century Balanced Fund                                               200,000,000          2,000,000

American Century - Benham Cash Reserve Fund                                4,000,000,000         40,000,000

American Century - Benham Bond Fund                                          200,000,000          2,000,000

American Century - Benham Limited-Term Bond Fund                             200,000,000          2,000,000

American Century - Benham Intermediate-Term Bond Fund                        200,000,000          2,000,000

American Century - Twentieth Century New
     Opportunities Fund                                                      100,000,000          1,000,000

American Century - Benham High Yield Fund                                    200,000,000          2,000,000

         THIRD: Pursuant to authority expressly vested in the Board of Directors by the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article SECOND above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the thirteen (13) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                   Aggregate
Series Name                                            Class Name          No. of Shares           Par Value
American Century - Twentieth Century
     Growth Fund                                       Investor              500,000,000          $5,000,000
                                                       Institutional          80,000,000             800,000
                                                       Service               210,000,000           2,100,000
                                                       Advisor               210,000,000           2,100,000
American Century - Twentieth Century
     Select Fund                                       Investor              250,000,000           2,500,000
                                                       Institutional          41,000,000             410,000
                                                       Service               104,000,000           1,040,000
                                                       Advisor               105,000,000           1,050,000
American Century - Twentieth Century
     Ultra Fund                                        Investor            1,050,000,000          10,500,000
                                                       Institutional         125,000,000           1,250,000
                                                       Service                12,500,000             125,000
                                                       Advisor               312,500,000           3,125,000
American Century - Twentieth Century
     Vista Fund                                        Investor              500,000,000           5,000,000
                                                       Institutional          80,000,000             800,000
                                                       Service               210,000,000           2,100,000
                                                       Advisor               210,000,000           2,100,000
American Century - Twentieth Century
     Heritage Fund                                     Investor              250,000,000           2,500,000
                                                       Institutional          41,000,000             410,000
                                                       Service               104,000,000           1,040,000
                                                       Advisor               105,000,000           1,050,000
American Century - Twentieth Century
     Giftrust                                          Investor              200,000,000           2,000,000

American Century Balanced Fund                         Investor              100,000,000           1,000,000
                                                       Institutional          16,000,000             160,000
                                                       Service                34,000,000             340,000
                                                       Advisor                50,000,000             500,000
American Century - Benham Cash Reserve
     Fund                                              Investor            2,000,000,000          20,000,000
                                                       Service             1,000,000,000          10,000,000
                                                       Advisor             1,000,000,000          10,000,000

American Century - Benham Bond Fund                    Investor              100,000,000           1,000,000
                                                       Service                50,000,000             500,000
                                                       Advisor                50,000,000             500,000
American Century - Benham Limited-Term
     Bond Fund                                         Investor              100,000,000           1,000,000
                                                       Service                50,000,000             500,000
                                                       Advisor                50,000,000             500,000
American Century - Benham Intermediate-
     Term Bond Fund                                    Investor              100,000,000           1,000,000
                                                       Service                50,000,000             500,000
                                                       Advisor                50,000,000             500,000
American Century - Twentieth Century
     New Opportunities Fund                            Investor              100,000,000           1,000,000

American Century - Benham High Yield
     Fund                                              Investor              100,000,000           1,000,000
                                                       Advisor               100,000,000           1,000,000

         FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FIFTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles Supplementary.

         SEVENTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article SECOND, and dividing the Series of capital stock of the Corporation into Classes as set forth in Article THIRD.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and it corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 18th day of December, 1997.


                                            AMERICAN CENTURY MUTUAL FUNDS, INC.
ATTEST:


/s/ Charles A. Etherington                  By: /s/ Patrick A. Looby
Name:  Charles A. Etherington                      Name:  Patrick A. Looby
Title:    Assistant Secretary                      Title:    Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.


Dated:  December 18, 1997           /s/ Patrick A. Looby
                                    Patrick A. Looby, Vice President